EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces its First Quarter Earnings and Conference Call on August 4, 2009

SAN RAMON, Calif. – July 23, 2009 – Giga-tronics Inc. (Nasdaq: GIGA) will release results for the first quarter of fiscal year 2010 on Tuesday, August 4, 2009, after the close of trading on the Nasdaq Stock Market.

Also on Tuesday, August 4, 2009, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations.

To participate in the call, dial (877) 407-8133 domestically or (201) 689-8040 for international.  It is recommended that you call in 5 - 10 minutes prior to the start time.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via Giga-tronics’ website at www.gigatronics.com or through www.InvestorCalendar.com

A replay of the call will be available later on Giga-tronics’ website under “Investor Relations”. This conference call discussion will reflect management's views as of August 4, 2009 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".